Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Long Term Incentive Plan of Endeavour International Corporation (the Company) of our report dated March 17, 2014, with respect to the consolidated financial statements of Endeavour Energy UK Limited included in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/  Ernst & Young LLP

Houston, Texas

June 6, 2014